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                                                                   EXHIBIT 10.38

                       RESTRICTED STOCK PURCHASE AGREEMENT

      THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 9th day of December, 1996 by and among Creative BioMolecules, Inc., a Delaware corporation, with its principal office at 45 South Street, Hopkinton, MA 01748 (the "Company") and Biogen, Inc., a Massachusetts corporation, with its principal office at 14 Cambridge Center, Cambridge, MA 02142 (the "Purchaser").

      WHEREAS, the Company and the Purchaser have entered into a Research Collaboration and License Agreement of even date herewith, (the "License Agreement") pursuant to which the Company will grant to the Purchaser a license to certain of the Company's patent rights and technology as further defined and described therein.

      WHEREAS, in furtherance of the execution and delivery of the License Agreement, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase the number of shares of the Company's common stock, $.01 par value (the "Common Stock") computed in accordance with this Agreement, at an aggregate purchase price of $18,000,000, on the terms set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      SECTION 1 - SALE OF THE SHARES.

      1.1 Sale by the Company. Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 3.1):
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            Pending only clearance of the transactions contemplated by this
Agreement and the License Agreement by the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Act"), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of whole shares of the Company's Common Stock equal to the Calculated Amount (defined hereafter) (the "Shares"), at a purchase price (the "Purchase Price") per share equal to the Premium Price (defined hereafter), for an aggregate purchase price of $18,000,000. The Purchase Price for all of the Shares will be payable by the Purchaser at the Closing by delivery to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its capacity as the Escrow Agent, as defined in a certain Escrow Agreement between the parties and the Escrow Agent dated as of the date hereof (the "Escrow Agreement"), of a certified check or wire transfer in the amount of the aggregate Purchase Price for all of the Shares. The parties agree that the Escrow Agent shall hold the aggregate Purchase Price paid by the Purchaser in escrow under the terms of the Escrow Agreement. "Market Price" means the average of the last reported sale price, regular way, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five (5) business days immediately preceding the date of the Closing, computed to three decimal places. "Premium Price" means one hundred and thirty percent (130%) of the Market Price, provided that in no event shall the Premium Price be less than $10.00 nor more than $12.00. "Calculated Amount" means 18,000,000 divided by the Premium Price.

      SECTION 2 - CONDITIONS TO PURCHASER'S OBLIGATION.

      The obligation of the Purchaser to purchase the Shares pursuant to Section
1.1 of this Agreement is subject to satisfaction of the following conditions at or prior to the Closing:

      2.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 6 hereof shall be true and correct as of the date of the Closing.


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      2.2 Registration Rights Agreement. The Second Amended and Restated
Registration Rights Agreement, dated as of May 24, 1996, by and among the Company and various holders of the Company's securities (the "Registration Rights Agreement") shall have been amended by the execution of an amendment to the Registration Rights Agreement ("Amendment No. 3 to the Registration Rights Agreement") and an Instrument of Adherence which provide that the Shares and any shares subsequently issued to the Purchaser with respect to the Shares (the "Additional Shares") shall be included in the definition of "Registrable Securities" and the Purchaser, as the holders of Shares, shall be included in the definition of "Investors", and such documents shall have been deposited with the Escrow Agent under the Escrow Agreement.

      2.3 License Agreement. The Company and the Purchaser shall have executed and deposited with the Escrow Agent under the Escrow Agreement the License Agreement, and the License Agreement shall be in full force and effect as of the date of the Closing, pending only clearance of the transactions contemplated by this Agreement and the License Agreement by the Federal Trade Commission and the Department of Justice under the Act.

      2.4 Documentation at the Closing. The Company shall have deposited with the Escrow Agent, prior to or at the Closing, all of the following documents or evidence of the occurrence of the following events:

            (a) An Officer's Certificate, executed by the President of the Company and dated as of the date of the Closing, stating that the representations and warranties of the Company contained in Section 6 hereof are true and correct as of the date of the Closing and that all of the obligations and covenants of the Company contained in this Agreement required to be performed or satisfied prior to or at the Closing, including, without limitation the conditions specified in Sections 2.1 through 2.3, inclusive, have been performed or satisfied in all material respects.


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            (b) A Secretary's Certificate, executed by the Secretary or the
Assistant Secretary of the Company and dated as of the date of the Closing, providing: (1) a certified copy of the resolutions of the Board of Directors of the Company evidencing approval of this Agreement, authorization for the issuance of the Shares, execution of all other agreements and documents contemplated hereby, and performance of all of the transactions contemplated hereby and thereby; (2) a certified copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of the Closing; (3) a certified copy of the by-laws of the Company, as amended and in effect as of the date of the Closing; and (4) the names of officers of the Company authorized to sign this Agreement, the certificate for the Shares, and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

            (c) A certificate of good standing of the Company, issued by the Secretary of State of the State of Delaware and each State where the Company is qualified to do business as a foreign corporation, dated as of the close of business on a date within ten (10) business days of the date of the Closing.

            (d) Copies of all other documents evidencing other necessary corporate or other action and third party and governmental approvals, if any, with respect to this Agreement and the other documents executed in connection with this Agreement and the transactions contemplated hereby or thereby.

      2.5 Documents and Proceedings. All documents to be deposited with the Escrow Agent hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to the Closing and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser


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or its counsel. The parties acknowledge that all documents deposited with the
Escrow Agent under this Agreement will be held by the Escrow Agent under the terms of the Escrow Agreement.

      2.6 Waiver. Any condition specified in this Section 2 may be waived by the Purchaser; provided, however, that no such waiver shall be effective unless (i) it is set forth in a writing executed by the Purchaser or (ii) the Purchaser consummates the Closing.

      SECTION 3 - CLOSING.

      3.1 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of the Purchaser, 4 Cambridge Center, Cambridge, MA 02142, at 4:00 p.m., Boston Time, on December 9, 1996, or at such other place, time or date as may be mutually agreed upon in writing by the parties.

      3.2 Delivery of Certificates Representing the Shares. At the Closing, the Company shall deliver to the Escrow Agent, to be held under the terms of the Escrow Agreement, an Irrevocable Letter of Instructions to Transfer Agent, signed by the Vice President and Chief Financial Officer of the Company, instructing ChaseMellon Shareholder Services, L.L.C., the Company's Transfer Agent and Registrar, to issue a stock certificate, registered in the name of the Purchaser, representing the Shares.

      SECTION 4 - RIGHTS TO REPURCHASE SHARES.

            (a) In the event that the License Agreement is terminated as a result of a breach by the Purchaser thereunder or by the Purchaser prior to its expiration (except as a result of a breach by the Company) (such termination a "Termination Event"), the Company, shall have the right and option, for sixty
(60) days from the occurrence of the Termination Event, to elect to purchase from the Purchaser, and the Purchaser shall sell or cause to be sold to the Company, upon the Company's


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exercise of such right, such number of Shares (collectively the "Option Shares")
owned by the Purchaser on such date as is specified by the Company, at the Purchase Price.

            The right to repurchase the Option Shares provided in this Section 4(a) shall be exercised by the Company, if at all, by delivery to the Purchaser during the applicable aforesaid 60-day period, of a written notice of election to purchase such Option Shares (the"Election Notice").

            (b) The number of Option Shares subject to repurchase and the purchase price thereof, at the time of any stock dividend or other distribution made on or in respect of the shares of capital stock of the Company or any subdivision, combination, redemption or reclassification of the outstanding capital stock of the Company or received in exchange for the Option Shares or any part thereof, shall be adjusted to give effect to such stock dividend, other distribution, subdivision, combination, redemption or reclassification.

            (c) The sale of Option Shares effected under the terms of Section 4(a) hereof shall be made at the offices of the Company on a mutually acceptable business day which day shall be within 10 days after the expiration of the applicable 60-day period referred to in Section 4(a), and shall be such 10th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Option Shares duly endorsed for transfer shall be made on such date against payment of the Purchase Price thereof. Payment for the Option Shares purchased pursuant to this Section 4 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.

            (d) Following the occurrence of a Termination Event, if and to the extent that the Company does not exercise its right to purchase the Option Shares within the exercise period, this Section 4 shall be null and void and the Purchaser may sell or otherwise transfer up to all of the Option Shares, subject only to compliance with the provisions of Section 5 of this Agreement and any applicable laws or regulations.


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            (e) The provisions of this Section 4 shall not be applicable after the fifth anniversary of the date of this Agreement.

      SECTION 5 - PROCEDURES ON SALE OF SHARES TO THIRD PARTIES BY THE
PURCHASER.

      Except as otherwise expressly provided herein, the Purchaser hereby agrees that it shall not Sell (as defined in subsection (e) below) any Shares (the "Offered Shares") to any person other than the Company, except in accordance with the following procedures:

            (a) The Purchaser shall first deliver to the Company a written notice (the "Transfer Notice"), which Transfer Notice shall be irrevocable for a period of ten (10) days after delivery thereof (the "Offer Period"), offering to the Company, all of the Offered Shares proposed to be sold by the Purchaser at the purchase price and on the terms specified therein. The Company shall have the right and option, at its sole discretion, for a period of 10 days after its receipt of the Transfer Notice, to accept the offer of all, but not less than all, of the Offered Shares at the purchase price and upon the terms stated in the Transfer Notice. Such acceptance will be made by delivery of a written notice to the Purchaser within the Offer Period (the "Acceptance Notice").

            (b) The sale of Offered Shares under the terms of Section 5(a) above shall be made at the offices of the Company on a mutually acceptable business day, which day shall be within 5 days after the expiration of the Offer Period and shall be such 5th day if the parties do not agree on such date. Delivery of certificates or other instruments evidencing such Offered Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor. Payment for the Offered Shares purchased pursuant to this Section 5 shall be made in the form of a certified check or a wire transfer of clearing house funds to an account designated by the Purchaser.

            (c) If effective acceptance shall not be received pursuant to
Section 5(a) above with respect to all Offered Shares offered for sale pursuant to the Transfer Notice then the Purchaser may Sell to a third party or third parties all, but not less than all, the shares so offered for sale at a


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price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Transfer Notice, at any time within 90 days after the expiration of the Offer Period. In the event that such shares are not sold by the Purchaser during such 90-day period, the right of the Purchaser to Sell such shares without renewed compliance with this Section 5 shall expire and the obligations of this Section 5 shall be reinstated; provided, however, that in the event that the Purchaser determines, at any time during such 90-day period, that the sale of all of the shares on the terms set forth in the Transfer Notice is impracticable, the Purchaser can terminate the offer of the shares to a third party or parties and reinstate the procedure provided in this
Section 5 without waiting for the expiration of such 90-day period.

            (d) Anything contained herein to the contrary notwithstanding, any third party purchaser of shares pursuant to this Section 5 who or which is not a signatory to an agreement with the Company that places restrictions on such Offered Shares substantially similar to the restrictions set forth in Section 5 of this Agreement shall agree in writing, as a condition to such sale, to be bound by all applicable provisions of Section 5 of this Agreement .

            (e) As used above, the term "Sell" shall mean to sell, or in any other way, directly or indirectly, transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily any of the Shares or Additional Shares.

            (f) Anything contained herein to the contrary notwithstanding, the provisions of this Section 5 shall not be applicable (i) if, and to the extent that, the Purchaser Sells any Offered Shares to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act, (ii) if, and to the extent that, the Purchaser Sells any Offered Shares in compliance with the requirements set forth in Rule 144 under the Securities Act or (iii) after the third anniversary of this Agreement.


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            (g) The Company shall not be required (a) to transfer on its books any of the shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to pay dividends to any transferee to whom any such shares shall have been sold or transferred.

      SECTION 6 - REPRESENTATIONS OF THE COMPANY.

      The Company represents and warrants to the Purchaser that:

      6.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and in which the failure to be so qualified would have a material adverse effect on the Company.

      6.2 Authorization. The execution and delivery by the Company of this Agreement, and any other documents and agreements to be executed in connection with this Agreement (the "Company's Transaction Documents"), and the consummation by the Company of all transactions contemplated hereunder, including without limitation the issuance and sale of the Shares, to the Purchaser pursuant to Section 1, have been duly authorized by all requisite corporate action. The Company's Transaction Documents have been duly executed by the Company and constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to clearance under the Act, as set forth in Section 2.3, and subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. Upon issuance to the Purchaser for the consideration specified in Section 1 above, the Shares will be duly authorized,


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validly issued, fully paid and nonassessable. Subject to clearance under the
Act, as set forth in Section 2.3, the execution, delivery and performance by the Company of the Company's Transaction Documents and the consummation by the Company of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both, (i) conflict with or result in a breach of the material terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the certificate of incorporation or by-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject, except where any such event listed above would not have a material adverse effect on the Company or the transactions contemplated hereunder. Except as set forth on Exhibit A, the issuance of the Shares will not, require any further corporate action related specifically to such issuances and are not and will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights either arising pursuant to any agreement or instrument to which the Company is a party or which is otherwise binding upon the Company.

      6.3 Governmental Approval. Subject to the accuracy of the Purchaser's representations herein, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws or regulations presently in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of the Shares or for the performance by the Company of its obligations under this Agreement or any other Company's


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Transaction Documents except under the Act, as set forth in Section 2.3, or as may be required under the Securities Act or applicable state securities laws.

      6.4 Registration . Except as set forth in the Registration Rights Agreement and on Exhibit A, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

      6.5 SEC Filings. The Company is current on all filings required by the Securities and Exchange Commission. The Company's annual report on Form 10-K for the year ended September 30, 1995, and its reports on Form 10-Q and Form 8K filed since September 30, 1995, do not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made therein not misleading. Since the date of CBM's last publicly filed report on Form 10-Q, there has been no material adverse change to the business, financial condition or assets of the Company that has not been disclosed in a publicly filed report or otherwise disclosed to the Purchaser. There has commenced no litigation against the Company subsequent to September 30, 1996.

      6.6 No Brokers or Finders. Except as otherwise disclosed to the Purchaser, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Company or of any agent of the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

      6.7 Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement, and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser, will


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be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

      SECTION 7 - REPRESENTATIONS OF THE PURCHASER.

      The Purchaser represents and warrants to the Company as follows:

      7.1 (a) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

            (b) Authorization. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of all transactions contemplated hereunder has been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Purchaser. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Purchaser is a party constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to the Act, as set forth in Section 2.3, and subject to laws of general application relating to bankruptcy, insolvency, relief of debtors and equitable principles and except as rights to indemnity or contribution may be limited by applicable law. Subject to clearance under the Act, as set forth in Section 2.3, the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of the Articles of Organization or By-laws of the Purchaser; or
(b) violate any judgment, decree, order or award of any court, governmental body or arbitrator or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.


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      7.2 Investment Representation.

            (a) The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling or distributing the same and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

            (b) The Purchaser has carefully reviewed the representations concerning the Company and has made a detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares made hereby and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to the Purchaser; the Purchaser has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of its investment in the Company and is able to sustain a complete loss of its investment in the Company; and the Purchaser is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            (c) The Purchaser understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least two years.


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            (d) The Purchaser will not attempt to sell, transfer or otherwise dispose of all or any portion of the Shares in the absence of an effective registration statement unless (i) an exemption from such registration is available under the Securities Act and (ii) if requested by the Company, the Purchaser shall have furnished to the Company an opinion of reputable securities counsel satisfactory in form and substance to the Company and its counsel that such proposed sale, transfer or other disposition would not be in violation of the Securities Act and applicable state securities laws.

            (e) A legend substantially in the following form will be placed on the Certificate representing the Shares:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED DECEMBER 9, 1996, BY AND AMONG CREATIVE BIOMOLECULES, INC. AND BIOGEN, INC. AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS CAN BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF CREATIVE BIOMOLECULES, INC.

      7.3 No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser or of any agent of the Purchaser. The Purchaser will pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.


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      7.4 Closing Date. The representations and warranties of the Purchaser contained in this Section 7 and elsewhere in this Agreement and all information delivered by, or on behalf of, the Purchaser to the Company, will be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

      SECTION 8 - BOARD SEAT

      The Company shall continue to nominate James R. Tobin, as long as he continues to be an employee of the Purchaser, to serve as a member of the Board of Directors of the Company through his current term and through one additional three-year term. Commencing with the date on which the additional three-year term of Mr. Tobin ends, or if earlier, the date on which Mr. Tobin is no longer an employee of the Purchaser, the Company shall nominate either the Chairman or the President of the Purchaser to serve as a member of the Board of Directors of the Company for the remainder of Mr. Tobin's terms under the preceding sentence if Mr. Tobin leaves the Purchaser's employ during his original term or his extension term and for two additional three year terms thereafter. This Section 8 shall terminate immediately upon termination of the License Agreement.

      SECTION 9 - NOTICES.

      Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

            (i)   if to the Purchaser, to:

                  BIOGEN, INC.
                  14 Cambridge Center
                  Cambridge, MA 02142
                  Attn:  Vice President - General Counsel
                  Fax No.: (617)679-2838


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            (ii)  if to the Company, to:

                  Creative BioMolecules, Inc.
                  45 South Street
                  Hopkinton, Massachusetts
                  Attn: President
                  Fax No.: (508) 435-6951

Unless otherwise specified herein, such notices or other communications shall be deemed delivered (a) on the date delivered, if delivered by facsimile or personally; (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery services, duly marked for delivery to the receiving party; or (c) three business days after being sent, if sent by registered or certified mail.

      SECTION 10 - SUCCESSORS AND ASSIGNS.

      This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Purchaser, on the one hand, and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this Section 9 shall be void. No assignment shall release the Purchaser or the Company from any obligation or liability under this Agreement unless expressly agreed to by the non-assigning party.

      SECTION 11 - REMEDIES.

      The parties acknowledge that a breach of this Agreement will cause them irreparable harm which will be difficult to quantify and for which money damages would be inadequate. Therefore, in the event of such a breach or threat of such a breach, in addition to any other legal or equitable remedies it may have, each party shall be entitled to obtain specific performance of the other party's obligations and to obtain immediate injunctive relief, in each case without the necessity of posting a bond.

      SECTION 12 - COOPERATION.

      The Purchaser agrees that in the event of any underwritten public offering of securities of the Company, the Purchaser will comply with and agree to any reasonable restriction on the transfer of shares of Common Stock imposed by an underwriter and shall perform all acts and sign all necessary documents required with respect thereto.

      SECTION 13 - ENTIRE AGREEMENT; AMENDMENTS.

      This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be amended only by a written amendment executed by both parties.

      SECTION 14 - SEVERABILITY.

      Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      SECTION 15 - EXPENSES.

      Except as otherwise expressly provided herein, the Purchaser, on the one hand, and the Company, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by each of them in connection with the transactions contemplated hereby.

      SECTION 16 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of five (5) years.

      SECTION 17 - WAIVER.

      No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

      SECTION 18 - FURTHER ASSURANCES.

      From and after the date of this Agreement, upon the reasonable request of one party hereto, the other party hereto shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      SECTION 19 - GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law principles.

      SECTION 20 - SECTION HEADINGS.

      The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      SECTION 21 - COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      SECTION 22 - PERSON.

      The term Person as used in this Agreement means any individual, partnership, corporation, trust or other entity.

      IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto and delivered as of the date first above written.

                        CREATIVE BIOMOLECULES, INC.

                        By: /s/ Michael M. Tarnow
                           -------------------------------
                           Michael M. Tarnow
                           Chief Executive Officer

                        BIOGEN, INC.

                        By: /s/ James R. Tobin
                           -------------------------------
                           Name: James R. Tobin
                           Title: President and Chief Operating Officer

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

                                      None


                                     - 20 -